                                                                    EXHIBIT 11.1



                      STEEL DYNAMICS, INC. AND SUBSIDIARY



                   COMPUTATION OF NET LOSS PER SHARE FOR THE


               PERIOD FROM SEPTEMBER 7, 1993 (DATE OF INCEPTION)


                 THROUGH DECEMBER 31, 1993, FOR EACH OF THE TWO


                YEARS IN THE PERIOD ENDED DECEMBER 31, 1995 AND


               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 28, 1996


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                1993          1994           1995          1996
                                               -------       -------       --------       -------
Weighted average shares outstanding..........   12,039        20,787         28,083        32,048
Adjustment for Staff Accounting Bulletin No.
  83.........................................    3,892         3,892          3,892         3,892
Dilutive effect for options and warrants.....      N/A(a)        N/A(a)         N/A(a)        N/A(a)
                                               -------       --------       -------
Adjusted weighted average shares
  outstanding................................   15,931        24,679         31,975        35,940
                                               =======       ========       =======
Net loss.....................................  $(1,160)      $(8,880)      $(19,888)      $(9,818)
                                               =======       ========       =======
Net loss per share...........................  $ (0.07)(b)   $ (0.36)(b)   $  (0.62)(b)   $ (0.27)(b)
                                               =======       ========       =======


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(a)  The effect of options and warrants in the computation of primary earnings per share for the period from September 7, 1993 (date of inception) through December 31, 1993, for each of the two years in the period ended December 31, 1995 and for the nine-month period ended September 28, 1996 was anti-dilutive.



(b) Fully diluted earnings per share is the same as primary earnings per share.